UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2008

Netlist, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33170	95-4812784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Discovery, Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (949) 435-0025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.       Other Events

On April 17, 2008 , Netlist, Inc. (the “Company”) issued a press release announcing that James Perrott has joined the Company as  Senior Vice President, Sales and Marketing, effective April 7, 2008. Since May 2006, Mr. Perrott, age 46, has served as Vice President of Sales & Business Development for Carlsbad, CA-based Luxtera, a fabless semiconductor company and supplier of silicon photonics.  Prior to joining Luxtera, Perrott was Vice President of Sales and Business Development for Irvine, CA-based SOLARFLARE Communications, Inc, a fabless semiconductor company.  In this role, he was responsible for SOLARFLARE’s worldwide sales and customer support.  Prior to that, he was responsible for an international sales team of more than 60 people and $200 million in revenue for Sunnyvale, CA-based Applied Micro Circuits Corporation.  Perrott has also held senior management positions at Waukesha, WI-based Generac Power Systems. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein in its entirety.

Item 9.01.       Financial Statements and Exhibits

d)  Exhibits

Exhibit
Number	Description

99.1	Press Release, dated April 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2008	NETLIST, INC.

/s/ Gail Itow
Gail Itow
Vice President and Chief Financial Officer